Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of ROSS MILLER
Document Number
20070432259-24

Ross Miller
Secretary of State
State of Nevada

Filing Date and Time
6/21/2007 8:00AM

Entity Number
E0459682007-4

Articles of Incorporation
       (PURSUANT TO NRS 78)

1.  Name of
     Corporation:

HighLign Networks, Inc.

2.  Resident Agent

Incorp Services, Inc.

     Name and Street
     Address:

3155 East Patrick Lane, Ste 1
Las Vegas, Nevada 89120-3481

3.  Shares:

Number of shares with par value:
1,500

Par value: .01

Number of shares without par value:

4.  Names & Addresses
     Of the Board of
     Directors/Trustees:

Perry West
3155 East Patrick Lane, Ste 1
Las Vegas, Nevada 89120-3481

5.  Purpose:

The purpose of this Corporation shall be:

Any Legal Purpose

6.  Name, Addres
     And Signature of
     incorporator:

Doug Ansell on behalf of InCorp Services, Inc.

X  /s/ Doug Ansell

3155 East Patrick Lane, Ste 1
Las Vegas, Nevada 89120-3481

7.   Certificate of
      Acceptance of
      Appointment of
      Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  Doug Ansell                     May 24, 2007